Exhibit 10.3

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 is made September 9, 2019 (the “Amendment”) to the Employment Agreement dated January 8, 2018 (the “Agreement”) by and between Nortech Systems Incorporated, a Minnesota corporation (the “Company”) and Constance Beck (“Executive,” and together with the Company, the “Parties”).

WHEREAS, the Parties desire to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, premises and mutual covenants contained in the Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Executive hereby agree as follows:

1.     Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2.     Agreement Term. As of the Effective Date (defined below) Section 3 of the Agreement is hereby amended and restated as follows as follows:

"Agreement Term. This Agreement shall commence on the Effective Date and shall continue, unless sooner terminated in accordance with this Agreement, until January 8, 2020 (the “Initial Period”); provided, however, this Agreement will automatically renew for successive one year renewal terms (each a "Renewal Period" and together with the Initial Period, the “Agreement Period”) unless either party notifies the other party in writing at least ninety (90) days prior to expiration of the Initial Period or any Renewal Period. During the Agreement Period, Executive’s employment may be terminated by the Company with or without Cause, subject to the provisions of Section 6 of this Agreement, and Executive may resign or otherwise terminate her employment with the Company at any time, with or without notice. Notwithstanding the provisions of this Section, the provisions of Sections 8, 9, 10, 11, 12 and 13 shall survive the termination of Executive’s employment (for any reason) and remain in full force and effect thereafter."

3.     Rights to Work Product. A new Section 13 shall be added to the agreement as follows:

"13.     Right to Work Product. Executive agrees that all work performed by Executive as an employee of the Company or pursuant hereto shall be the sole and exclusive property of the Company, in whatever stage of development or completion.  With respect to any copyrightable works prepared in whole or in part by Executive pursuant to his employment, including compilations of lists or data, Executive agrees that all such works will be prepared as "work-for-hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), of which the Company shall be the "author" within the meaning of the Act.  In the event (and to the extent) that such works or any part or element thereof is found as a matter of law not to be a "work-for-hire" within the meaning of the Act, Executive hereby assigns to the Company the sole and exclusive right, title and interest in and to all such works, and all copies of any of them, without further consideration, and agrees to the extent reasonable under the circumstances, to cooperate with the Company to register, and from time to time to enforce all patents, copyrights and other rights and protections relating to such works in any and all countries.  To that end, Executive agrees to execute and deliver all documents requested by the Company in connection therewith, and Executive hereby irrevocably designates and appoints the Company as Executive's agent and attorney-in-fact to act for and on behalf of Executive and in Executive's stead to execute, register and file any such applications, and to do all other lawfully permitted acts to further the registration, protection and issuance of patents, copyrights or similar protections with the same legal force and effect as if executed by Executive.  The Company shall reimburse Executive for all reasonable costs and expenses incurred by Executive pursuant to this paragraph.

4.     Effective Date. This Amendment is deemed to be effective as of January 8, 2019 (the “Effective Date”).

5.     Ratification. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

EXECUTIVE:	COMPANY:

/s/ Constance M. Beck Constance M. Beck, individually	NORTECH SYSTEMS INCORPORATED a Minnesota corporation By: /s/ Jay D. Miller Jay D. Miller, CEO

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